UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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FEDERAL SIGNAL CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News From
REGENCY TOWERS, 1415 W. 22ND ST., OAK BROOK, ILLINOIS 60523

FOR IMMEDIATE RELEASE
LEADING PROXY ADVISORY FIRM, RISKMETRICS GROUP, RECOMMENDS FEDERAL
SIGNAL STOCKHOLDERS VOTE FOR ALL THREE OF FEDERAL SIGNAL’S DIRECTOR
NOMINEES ON THE WHITE PROXY CARD
OAK BROOK, Ill., April 20 — Federal Signal Corporation (NYSE: FSS), a leader in advancing security and well-being, today announced that RiskMetrics Group/ISS Governance Services, one of the nation’s leading proxy advisory firms, recommends that its clients support all three of Federal Signal’s director nominees — Jim Goodwin, Joe Wright, and Bill Osborne — by voting for them on the WHITE proxy card via mail, telephone, internet, or at Federal Signal’s 2009 Annual Meeting of Stockholders to be held on April 29, 2009.
RiskMetrics Group is one of the nation’s leading proxy advisory firms whose recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries.
“We are extremely pleased that RiskMetrics supports the election of all three of Federal Signal’s director nominees,” said John McCartney, an independent director speaking on behalf of Federal Signal’s Board. “This recommendation reaffirms our strong belief that Federal Signal has the right Board and management team to execute our two-pronged strategy to deliver consistent, profitable growth and to enhance earnings and cash flow. RiskMetrics recognizes, as we do, that our director nominees are the best choice to lead Federal Signal and to deliver value to all stockholders. We strongly urge all Federal Signal stockholders to vote FOR our highly-qualified director nominees on the WHITE proxy card today.”
In its April 17, 2009 report recommending that Federal Signal stockholders elect all three of the Board’s nominees, RiskMetrics stated the following1:
•	“... we note that since the removal of the previous management team in Dec. 2007, the company has not only performed largely in line with its peer group in terms of share price performance but also has substantially improved its operating metrics.”

•	“With respect to election of three directors to a ten member classified board, we note that two of the three company nominees, Joseph Wright and William Osborne are new and joined the board in 2008. Moreover, five of the nine non-executive directors have been on the board since 2005 ... Meanwhile, Mr. Gerbsman, the third dissident nominee does not seem to have any direct industry/sector operating or public board experience.”

[1]	Permission to use quotations was neither sought nor obtained.

•	“...we note that [Kanders] applied for the CEO position and only after his candidacy was turned down, he initiated the proxy contest. As such, even though Mr. Kanders has publicly stated that he is no longer interested in the CEO position and would work with the new management, we believe that the being “disruptive” argument may have some merit in this case.”

•	“Regarding the new management team, we note that analyst reports had a favorable opinion of Mr. Osborne at the time of his appointment.”
Federal Signal urges stockholders to follow the RiskMetrics recommendation by signing, dating and returning the WHITE proxy card today. For additional information on how to vote their shares, stockholders should call Innisfree M&A Incorporated, toll-free, at (877) 800-5186.

TIME IS SHORT AND YOUR VOTE IS IMPORTANT!
To ensure that your vote is represented at the meeting, we urge you to vote TODAY by Internet or telephone by following the simple instructions on your WHITE proxy card
If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free: (877) 800-5186
Banks and Brokers Call Collect: (212) 750-5833
About Federal Signal
Federal Signal Corporation (NYSE: FSS) enhances the safety, security and well-being of communities and workplaces around the world. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates three groups: Safety and Security Systems, Environmental Solutions and Fire Rescue. For more information on Federal Signal, visit: http://www.federalsignal.com.
Forward-Looking Language
This news release may contain words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate” and “objective” or the negative thereof or similar terminology concerning Federal Signal’s future financial performance, business strategy, plans, goals and objectives. These expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Federal Signal’s possible or assumed future performance or results of operations and are not guarantees. While these statements are based on assumptions and judgments that management has made in light of industry experience as well as perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances, they are subject to risks, uncertainties and other factors that may cause Federal Signal’s actual results, performance or achievements to be materially different from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission (“SEC”).
Important Information
In connection with the solicitation of proxies, on March 30, 2009, Federal Signal filed with the SEC and, on March 31, 2009, mailed to stockholders a definitive proxy statement and a WHITE proxy card for its 2009 Annual Meeting of Stockholders. Stockholders may obtain Federal Signal’s proxy statement, a WHITE proxy card and any amendments or supplements and other documents for free by contacting Innisfree M&A Incorporated toll-free at (877) 800-5186.
Contacts:

William G. Barker III Senior Vice President & Chief Financial Officer Federal Signal Corporation 630-954-2000 wbarker@federalsignal.com	Matthew Sherman / Tim Lynch Joele Frank, Wilkinson Brimmer Katcher 212-355-4449 msherman@joelefrank.com / tlynch@joelefrank.com
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